electroCore, Inc.

Rockaway, NJ

May 22, 2023

Mr. Joseph P. Errico

Re:	Consulting Agreement re: Strategic and Business Development Advisor to the CEO

Dear JP,

This letter agreement (the "Agreement"), when signed by you, will amend and restate the agreement dated February 1, 2020 (the “Prior Agreement”) between you and electroCore, Inc., a Delaware corporation (the "Company"), concerning your role as a consultant to the Company.

Accordingly, in consideration of the promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties intending to be legally bound, agree as follows:

1.          Services. During the Term (as defined below), you agree to serve as a consultant to the Company with the title of Science and Strategic Advisor, providing advice to the Company’s Chief Executive Officer (“CEO”), and consulting on such other matters set forth on Exhibit A hereto as shall be mutually agreed by you and the Company. You shall report to, and coordinate your services hereunder through, the CEO.

During the Term, the Company is hereby retaining your services for no less than 20 hours per calendar month (the “Monthly Retainer Hours”). You agree to keep the CEO apprised generally of the amount of time you expect to expend on any matter hereunder. If any matters as to which you are consulting are considered by the CEO to warrant an additional time commitment beyond 20 hours in a calendar month (the “Additional Hours”), you will obtain the written (email or otherwise) approval of the CEO for any such Additional Hours.

2.         Term. The term of this Agreement shall expire on the earlier of (x) May 22, 2026, and (y) such earlier time as shall be mutually agreed (the “Term”). Without any obligation to do so, you and the Company may mutually agree in a writing executed by you and the CEO to extend the Term.

3.         Compensation. (a) Monthly Retainer Fee. As compensation for your service to the Company hereunder with respect to the Monthly Retainer Hours, and in consideration of the other covenants contained, incorporated, or referred to herein, the Company shall pay you $10,000 per calendar month, pro-rated for any fraction of a month. For the avoidance of doubt, this fee will be payable for the entire term of the Agreement.

(b)       Hourly/Daily Rate for Additional Hours. As compensation for your service to the Company hereunder with respect to the Additional Hours, if any, the Company shall pay you at an hourly rate of $500; provided, however, that with respect to any day where the services for Additional Hours exceed six hours, the Company shall pay you at a daily rate of $3,000.

(c)       Invoicing/Expenses. You will invoice the Company monthly setting forth in reasonable detail the services performed for Additional Hours by day, task and hours devoted for each such task. The Company will reimburse you for any reasonable out-of-pocket expenses, including reasonable travel expenses, incurred by you in connection with the performance of the consulting services hereunder in accordance with the Company's expense reimbursement policy as in effect from time to time; provided, however, that any individual expense item in excess of $1,000 shall require the CEO’s express prior written consent. All payments to you hereunder shall be made on a monthly basis in arrears consistent with the Company’s normal practice for consultants.

4.       Independent Contractor. It is understood that your consulting services are being furnished to the Company as an independent contractor and not as an employee. Except as otherwise provided in this Agreement, you shall have reasonable discretion and responsibility for the selection of procedures, processes, materials, working hours, and other incidents of performance of services under this Agreement, subject to oversight from the Company’s CEO or other authorized officer designated by the CEO. You acknowledge that you will not be entitled to participate in any employee benefit plans currently or hereafter maintained by the Company. The parties acknowledge and agree that you will be solely and completely responsible for any and all taxes due and owing to any governmental entity or agency (federal, state and/or local) on any monies or compensation received by you from the Company under this Agreement. You will pay all taxes arising from his receipt of compensation under this Agreement, including, but not limited to, any self-employment and payroll taxes.

5.      Confidential Information and IP Assignment. You agree to execute and be bound by the Company’s Consultant Confidentiality and Assignment Agreement, a copy of which is attached hereto and incorporated by reference herein. Notwithstanding the foregoing, you are not obligated to assign any works of authorship, including but not limited to books, book chapters, scientific papers, screenplays (fiction or nonfiction), PowerPoint presentations, or other writings, whether or not about the autonomic nervous system, the innate immune system, supplements for same, including the vagus nerve stimulation unless directly produced as part of your service to the Company.

6.       Board Observer Status and Governance Provisions. (a) Observer Status. You and the Company acknowledge that you may in the discretion of the CEO or the Chairman of the Board of Directors of the Company (the “Board) be invited to attend in-person, telephonic or other regularly scheduled meetings of the Board in a non-voting, observer capacity. In no event shall you (i) be deemed to be a member of the Board; (ii) by virtue of this observer status have or be deemed to have, or otherwise be subject to, any duties (fiduciary or otherwise) to the Company or its stockholders; or (iii) have the right to propose or offer any agenda items, motions, or resolutions to the Board. Notwithstanding any Board Meeting invitations that may be put forth, the Board will have the right to exclude you from any and all meetings and other proceedings of the Board, including executive sessions of the Board, as well as all or portions of any meeting of the Board relating to the Company’s relationship, contractual or otherwise, with you and/or your affiliates or any actual or potential transactions between or involving the Company and you and/or your affiliates, or in any case where the Chairman of the Board or a majority of the members of the Board determine in their discretion that such exclusion or omission is advisable, including but not limited to the following: (i) to avoid a conflict of interest between you and the Company; (ii) to fulfill the Company’s obligations with respect to confidential or proprietary information of the Company or third parties; (iii) to prevent the disclosure to you of Company trade secrets; or (iv) to preserve attorney-client privilege. The Chairman, the CEO, or the Board may in their discretion determine whether to provide or omit to provide you with all or any information and materials provided to the Board in connection with its meetings and other proceedings. It is acknowledged that any observer invitation shall not extend to any meetings or other proceedings of committees and sub-committees of the Board. Unless extended by mutual written agreement of the parties, the provisions of this Section 6 shall terminate upon the earliest of (i) the one-year anniversary of the date hereof; (ii) immediately upon the effective date of early termination of this Agreement by the parties pursuant to Section 2; or (iii) by you at any time by providing notice to the Company.

7.       Miscellaneous. This Agreement, together with the documents referred to herein and incorporated by reference herein, contains the entire agreement of the parties with respect to the subject matter hereof. The terms and conditions of this Agreement may be modified, amended and waived only by a written instrument signed by you and the CEO. The Company’s waiver or failure to enforce the terms of this Agreement or any similar agreement in one instance shall not constitute a waiver of its rights hereunder with respect to other violations of this or any other agreement. You acknowledge that the Company may have no adequate remedy at law in case of violation of any of the terms of this Agreement. In such event, the Company shall have the right, in addition to any other rights and remedies it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach hereof or otherwise to specifically enforce any of the provisions of this Agreement. Because of the personal nature of the services to be rendered by you under this Agreement, you may not assign this agreement without the prior written consent of the Company, which may be withheld at its discretion. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Your obligations and responsibilities under the agreement referred to in Section 5 shall remain in full force and effect and survive any termination or expiration of this Agreement. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iii) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices required or permitted hereunder shall be sent: (A) to the Company at 200 Forge Way, Suite 205, Rockaway, NJ 07866; Attention: Chief Executive Officer, with a copy (which shall not constitute notice) to: Ira L. Kotel, Esq., Dentons US LLP, 101 JFK Parkway, Short Hills, NJ 07078; and (B) to you at your home address on the signature page hereof or such other address as the Company may have in its records for you at the time of notice, or at such other address as the Company or you may designate by written notice to the other party. Each party hereto intends that this Agreement shall not benefit, be enforceable by, or create any right or cause of action in or on behalf of any person or entity other than you and the Company.

8.       Governing Law; Jurisdiction. This Agreement shall in all respects be interpreted, enforced, and governed under the laws of the State of Delaware. The parties hereto consent to the jurisdiction of the federal and state courts in the State of Delaware for all disputes arising pursuant to this Agreement. YOU AND THE COMPANY AGREE AND ACKNOWLEDGE THAT ANY ACTION OR OTHER PROCEEDING UNDER OR IN RELATION TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION OR OTHER PROCEEDING.

9.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

If you agree with the foregoing terms, please indicate such agreement by signing the enclosed duplicate original of this letter in the space provided and returning it to the Company.

Very truly yours,

ElectroCore, Inc.

By:	/s/ Daniel S. Goldberger
Name:	Daniel S. Goldberger
Title:	Chief Executive Officer

Acknowledged and Agreed:

/s/ Joseph P. Errico

Joseph P. Errico

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